Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-149990 and 333-230498 on Form S-8 of McDonald’s Corporation of our report dated June 24, 2019 appearing in this Annual Report on Form 11-K of McDonald’s 401k Plan for the year ended December 31, 2018.

/s/ Crowe LLP

Oak Brook, Illinois

June 24, 2019